                                                                    Exhibit 10.7

                              CONSULTING AGREEMENT


     CONSULTING AGREEMENT, dated August 31, 1995 (the "Agreement"), between Joel
N. Levy/Peter M. Schulte, L.L.C., a Delaware Limited Liability Company ("L&S") and Intermetrics, Inc., a Delaware corporation (the "Company").

     WHEREAS, Apollo Holding, Inc. ("Apollo") acquired as of the date hereof all of the outstanding capital stock of the Company pursuant to the terms and provisions of the Agreement and Plan of Merger dated as of April 6, 1995 (the "Merger Agreement");

     WHEREAS, the Company desires to obtain financial, acquisition, strategic and business planning and consulting services from L&S;

     WHEREAS, L&S is in the business of providing such consulting services and is willing to provide such services to the Company in accordance with the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth and the mutual benefits to be derived herefrom, L&S and the Company hereby agree as follows:

     1. Engagement. Upon the terms and subject to the conditions set forth in this Agreement, the Company hereby agrees to retain L&S as a consultant to provide financial, strategic and business planning and consulting services, including analysis and advice with respect to programs relating to value for the common stock of Apollo's stockholders (the "Services").

     2. L&S's Duties and Obligations. L&S hereby agrees, during the term of this Agreement, to provide the Services in a professional manner to the Company and to provide other consulting services as may be reasonably requested from time to time by the

Board of Directors of the Company or the Chief Executive Officer thereof in accordance with this Agreement.

     3. Compensation; Expenses.

     (a) In consideration of providing the Services to the Company hereunder, the Company agrees to pay to L&S, during the term of this Agreement, the following fees:

          (i) An annual fixed consulting fee in the amount of $100,000 per annum; and

          (ii) An annual variable fee equal to two and two-tenths percent (2.2%) of the Company's consolidated EBITDA for each of the Company's fiscal years or portions thereof during the term of this Agreement; provided, however (A) during the period from Closing (as defined in the Merger Agreement) to the end of the first fiscal year following Closing, the fee payable under this Section 3(a)(ii) shall not be less than $100,000 on an annualized basis, (B) during the first and second full fiscal years following Closing, the fee payable under this Section 3(a)
     (ii) shall not be less than $100,000, and (C) during the third, fourth and fifth full fiscal years following the Closing, the fee payable under this
     Section 3(a)(ii) shall not be less than $150,000.

     (b) The fees payable hereunder shall be reduced by the amounts the Company pays to Westgate Capital Co. ("Westgate Fee") pursuant to Section 3(a) (i) and
(ii) of the Consulting Agreement dated the date hereof between Westgate Capital Co. and the Company as in effect on the date hereof without giving effect to any increases in the amount of the Westgate Fee which may occur after the date hereof.

     (c) "EBITDA" is defined on the attached Exhibit 1.

     (d) The fees payable under Section 3(a)(i) and (ii) hereunder shall be paid quarterly in arrears on the last day of the fiscal quarter. The first payment on account of such fees shall be prorated from the Closing until the end of the first fiscal quarter following Closing. For such purpose, the annual fee under subparagraph (a) (i) above shall be payable at the rate of $25,000 per quarter and the variable fee under subparagraph (a) (ii) above shall be payable at the rate of $25,000 per quarter for an aggregate of $50,000 per quarter, with adjustments to be made after the end of the year on the basis of actual EBITDA calculated from the Company's audited financial statements.

     (e) The Company shall reimburse L&S for all reasonable documented out-of-pocket expenses incurred by L&S, its managers and agents in connection with providing the Services hereunder; provided, however, the consulting fees which L&S shall pay to Fulcrum Management, Inc. ("Fulcrum") shall not be considered a reimbursable expense although the expenses of Fulcrum shall be reimbursable by the Company.

     4. Term. The initial term of L&S's engagement under this Agreement shall commence on the date hereof and shall continue through and until the seventh anniversary of the Closing (the "Initial Term"), and the engagement shall thereafter be cancelable on a year-to-year basis by the Company, with the approval of a majority of the Board of Directors of the Company, upon six (6) months prior written notice prior to the end of the Initial Term or any subsequent one-year extension.

     5. Indemnification. (a) The Company agrees to indemnify and hold harmless L&S and its managers, members, agents and affiliates against and from any and all claims, liabilities, losses, costs, damages, expenses, judgments, fines and amounts paid in settlement (including attorneys' fees), arising from any source, including, without limitation, from any threatened, pending or completed actions or lawsuits whether civil, criminal, administrative or investigative, or by or in the right of the Company to procure a judgment in its favor, arising from L&S's performance of its duties hereunder, except insofar as such may arise solely from L&S's gross negligence or intentional wrongdoing. The Company shall be entitled to direct the defense of any claim for which it is obligated to provide indemnification, at the Company's expense, but such defense shall be conducted by legal counsel agreed to by both the Company and L&S. If the Company and L&S can not agree on legal counsel within a reasonable period of time, legal counsel shall be selected by Windels, Marx, Davies & Ives. The Company agrees to keep L&S informed on a timely basis of the status of all legal proceedings relating to this indemnification and shall provide copies of all documents relating to the legal proceedings to L&S or at L&S's request, its legal counsel.

     (b) Expenses incurred in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of L&S to repay such amount if it is ultimately determined, in a final non-appealable judgment of a court of competent jurisdiction, that L&S is not entitled to be indemnified against such expenses. This undertaking by L&S shall be an unqualified general undertaking, but no security for such undertaking will required.

     (c) All of L&S's rights under this Section 5 will continue even after this Agreement has been terminated for any reason.

     6. Nature of L&S's Undertaking: No Joint Venture or Partnership. L&S and the Company hereby agree that neither L&S's entering into this Agreement nor L&S's providing of Services to the Company shall be construed to have created either a joint venture or a partnership for the purpose of providing such Services.

     7. Confidentiality; Noncompetition. L&S and its affiliates shall not disclose or use (other than as may be authorized by the Company) any secret, private or confidential information or other proprietary knowledge concerning the Company which is received in the course of providing the Services hereunder, including (without limitation) all industrial property rights and lists of sales of products, employees, agents, customers and suppliers; provided, however, that such obligation of confidentiality shall not apply to information which (i) is in the public domain, (ii) is known to L&S prior to disclosure by the Company,
(iii) is received from a third party having a right to make disclosure thereof,
(iv) is disclosed by L&S in connection with the performance of its duties hereunder, (v) is required by law or court order to be disclosed or (vi) is disclosed by L&S to the shareholders of the Company.

Except as specifically stated above, L&S shall not be limited in any way in the conduct of its business. This provision shall survive the termination of this Agreement. L&S also agrees to comply with the noncompetition provisions set forth in Exhibit 2 hereto.

     8. Notices. Any notice, report or payment required or permitted to be given or made under this Agreement by one party to the other shall be deemed to have been sufficiently given or made for all purposes hereof if mailed, by registered mail, postage prepaid, addressed to such party at its address indicated below or to such other address as the addressee shall have theretofore furnished in writing to the other party:

          Joel N. Levy/Peter M. Schulte, L.L.C.
          135 East 57th street
          New York, New York 10022
          Attention: Peter M. Schulte
          Fax No.: (212) 980-2630

     With a copy to:

          Windels, Marx, Davies & Ives
          156 West 56th street
          New York, New York 10019
          Attention: James P. Conroy
          Fax No.: (212) 262-1215

     If to the Company:

          Intermetrics, Inc.
          733 Concord Avenue
          Cambridge, Massachusetts 02138
          Attention: Chief Executive Officer
          Fax No.: (617) 547-3879

     9. Agreement. This Agreement (a) contains the complete and entire understanding and agreement of L&S and the Company respecting the matter subject hereof; (b) supersedes and cancels all other understandings or agreements, oral or written, respecting

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the subject matter hereof; and (c) may not be modified except by an instrument in writing executed by L&S and the Company.

     10. Waiver of Breach. The waiver by either party of a breach or any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of that provision or any other provision hereof.

     11. Assignment. L&S and the Company may not assign their respective rights or obligations under this Agreement without the express written consent of the parties hereto, except that L&S may assign a portion of its duties and benefits herein to Fulcrum Management, Inc.

     12. Section Headings. All section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

     13. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, construed, interpreted and enforced according to the laws of the State of New York.

     IN WITNESS WHEREOF, L&S and the Company have caused this Agreement to be duly executed and delivered on the date and year first above written.



                                        JOEL N. LEVY/PETER M. SCHULTE, L.L.C.


                                        By: /s/ PETER M. SCHULTE
                                            -----------------------------------
                                            Name:  Peter M. Schulte
                                            Title: Manager



                                        INTERMETRICS, INC.


                                        By: /s/ MICHAEL B. ALEXANDER
                                            -----------------------------------
                                            Name:  Michael B. Alexander
                                            Title: Chairman and Chief
                                                   Executive Officer



AGREEMENT TO COMPLY
WITH THE PROVISIONS
OF EXHIBIT 2:



/s/ JOEL N. LEVY
--------------------------
Joel N. Levy


/s/ PETER M. SCHULTE
--------------------------
Peter M. Schulte

                                    Exhibit 1


EBITDA DEFINITION

     This definition of EBITDA is intended to clearly define earnings derived solely from the normal operations of Apollo and the Company.

     EBITDA, with respect to any fiscal period, shall be obtained from the Company's consolidated annual audited income statement and shall be defined as follows:

     (i) Operating income (minus interest income and plus interest expense to the extent they are reflected above the operating income line);

     (ii) plus depreciation, amortization and other similar non-cash charges, software development and design and research and development expenses in the aggregate in excess of $100,000 not reimbursed by a third party at the time of the expense;

     (iii) plus consulting fees described in Sections 3(a)(i) and (ii) of this Agreement and the Consulting Agreement between the Company and the Westgate Capital Co.;

     (iv) plus any charges to income related to the grant, issuance or exercise of stock options to management of, or lenders to, Apollo, the Company or their subsidiaries;

     (v) less extraordinary and nonoperating gains and plus extraordinary and nonoperating losses, including, without limitation, any prepayment penalties resulting from the retirement of debt before its scheduled repayment date;

     (vi) plus any expenses incurred or minus reimbursement received, both net of reserves, in settlement of any claims or other items related to the assets and liabilities of Apollo or the Company for events occurring prior to the closing of the Merger Agreement;

     (vii) plus the special bonuses to be paid to Michael B. Alexander by the Company on September 15, 1996 and September 15, 1997;

     (viii) plus travel, lodging and entertainment expense for Directors of Apollo and the Company;

     (ix) minus gains or plus losses from the sale of assets other than write-offs in the ordinary course of business;

     (x) plus charges amortized or expensed relating to future acquisitions of Apollo or the Company;

     (xi) plus extraordinary litigation expenses and extraordinary legal and accounting expenses;

     (xii) plus amortization or expenses relating to asset writeups in connection with the acquisition of the Company; and

     (xiii) plus in the first twelve months only, expenses for special consultants, not in the ordinary course, but this adjustment shall be limited to a maximum of $100,000.

     In the event of a loss from a catastrophe or other casualty loss, an act of God (including, but not limited to, fire, flood, wind damage, lightning or other event), industrial sabotage, labor strikes, disputes or work stoppages or any other unforeseen event (whether at the Company or at any of its vendors), which such event or events shall cause a disruption or cessation of all or a portion of the normal business operations of the Company for a period of forty-eight hours or longer, then for purposes of the determination of operating earnings, to the extent that the Company is not reimbursed by its business interruption insurance policy, the final amount will be credited with an amount equal to the product of the daily average operating earnings for the period of the Company's normal business operation for the two most recent fiscal years (as adjusted by an aggregate annual amount [including depreciation and amortization as set forth in Intermetrics' financial statements) of plus $1,915,000 for 1994 and by plus $3,257,000 for 1995, respectively), whichever is larger, and the number of days that the normal business operations were disrupted or ceased.

                                    Exhibit 2                                L&S

                                 Noncompetition

     (a) L&S hereby acknowledges and recognizes its possession of confidential or proprietary information and the competitive nature of the business of Apollo, the Company and any of their direct or indirect subsidiaries (referred to in this Exhibit 2, as the "Company") and accordingly agrees that, in consideration of the premises contained herein, it will not, during the term of this Agreement and for a period of eighteen (18) months following the termination of this Agreement for any reason whatsoever, (i) directly or indirectly engage in any Competitive Business (as hereinafter defined), whether such engagement shall be as an employer, officer, director, owner, employee, partner, consultant, advisor or other participant in any of the (A) states of the United States or (B) other geographic areas outside the United States in which the Company currently, or at any time during this Agreement or the eighteen month period after termination of this Agreement, is doing business, or (ii) assist others in the foregoing clause
(i). L&S's purchase after the date hereof of not more than the lesser of $500,000 of value or one-quarter of one percent (.25%) of the outstanding capital stock of any public corporation shall not (in itself) be deemed to be engaging in any Competitive Business for purposes of this Exhibit 2. Any shares of capital stock of any public corporation owned by L&S prior to the date hereof shall be excluded from the restrictions contained herein. As used in this
Exhibit 2, the term "Competitive Business" means and includes (i) any business, whether serving government, commercial, private or other customers, in which the Company is engaged in, or proposes to engage in pursuant to actual proposals or bona fide plans to propose, and (ii) any business that has or will provide the services outlined below to any customer of the Company, in either case during the period this Agreement is in effect or the eighteen months prior to the closing of the Merger, including, without limitation

     (i) systems engineering, software design services and software coding including (x) analysis and design, (y) coding development, test and integration and (z) operational support and maintenance;

     (ii) multimedia programming services, development software, computer multimedia systems;

     (iii)     tools for embedded systems development; and

     (iv) software for operation and testing of manufacturing plants and products.

     The Board of Directors of the Company may waive or alter the provisions of paragraph (a) of this Exhibit 2, upon request by L&S to the Board of Directors to engage in specified activities, which requests shall not be unreasonably denied upon a finding by the Board of Directors that the proposed activities by L&S will not harm the Company. Any such requests by L&S and the responses by the Board of Directors shall be read into the minutes of the meetings of the Board of Directors.

     (b) L&S agrees that during the term of this Agreement and for a period of eighteen months thereafter, without the prior written consent of the Company, L&S shall not (i) solicit, employ or otherwise engage, or assist in the solicitation, employment or engagement as an employee, independent consultant or otherwise, any person who is an employee of the Company or was an employee of the Company during the eighteen months prior to the termination of this Agreement, or in any manner induce or attempt to induce any employee of the Company to terminate his or her employment with the Company; or (ii) induce any employee of the Company to engage in any Competitive Business in any of the (A) states of the United States or (B) other geographic areas outside the United States in which the Company currently, or at any time during the term of this Agreement or the eighteen month period after termination of this Agreement, is doing business, or (iii) tortiously interfere with the relationship of the Company with any person, including any person who at any time during the term of this Agreement was an employee, a customer, a vendor, a supplier or a consultant of, or to, the Company.

     (c) For purposes of this Exhibit 2, L&S shall include Joel N. Levy and Peter M. Schulte, the principals of L&S.